Exhibit 99.1

Infinera Corporation Reports Fourth Quarter and Fiscal 2021 Financial Results

San Jose, Calif., February 16, 2022 - Infinera Corporation (NASDAQ: INFN) today released financial results for its fourth quarter and fiscal year ended December 25, 2021.
GAAP revenue for the quarter was $400.3 million compared to $355.8 million in the third quarter of 2021 and $353.5 million in the fourth quarter of 2020.
GAAP gross margin for the quarter was 35.6% compared to 33.2% in the third quarter of 2021 and 35.7% in the fourth quarter of 2020. GAAP operating margin for the quarter was (2.5)% compared to (8.7)% in the third quarter of 2021 and (1.9)% in the fourth quarter of 2020.
GAAP net loss for the quarter was $(33.1) million, or $(0.16) per share, compared to $(53.8) million, or $(0.26) per share, in the third quarter of 2021, and $(9.9) million, or $(0.05) per share, in the fourth quarter of 2020.
Non-GAAP revenue for the quarter was $401.2 million compared to $356.8 million in the third quarter of 2021 and $354.4 million in the fourth quarter of 2020.
Non-GAAP gross margin for the quarter was 37.2% compared to 38.0% in the third quarter of 2021 and 37.6% in the fourth quarter of 2020. Non-GAAP operating margin for the quarter was 4.3% compared to 2.4% in the third quarter of 2021 and 6.6% in the fourth quarter of 2020.
Non-GAAP net income for the quarter was $5.7 million, or $0.03 per share, compared to net loss of $(3.0) million, or $(0.01) per share, in the third quarter of 2021, and a net income of $16.7 million, or $0.13 per share, in the fourth quarter of 2020.
GAAP revenue for the year was $1,425.2 million compared to $1,355.6 million in 2020. GAAP gross margin for the year was 34.9% compared to 30.2% in 2020. GAAP operating margin for the year was (6.1)% compared to (11.4)% in 2020. GAAP net loss for the year was $(170.8) million, or $(0.82) per share, compared to $(206.7) million, or $(1.10) per share, in 2020.
Non-GAAP revenue for the year was $1,429.1 million compared to $1,359.7 million in 2020. Non-GAAP gross margin for the year was 37.6% compared to 33.8% in 2020. Non-GAAP operating margin for the year was 2.1% compared to (0.5)% in 2020. Non-GAAP net loss for the year was $(8.8) million, or $(0.04) per share, compared to $(36.3) million, or $(0.19) per share, in 2020.
A further explanation of the use of non-GAAP financial information and a reconciliation of each of the non-GAAP financial measures to the most directly comparable GAAP financial measure can be found at the end of this press release.
Infinera CEO David Heard said, “Q4 was a pivotal quarter for us. We achieved record revenue and bookings for the company, and exited the year with substantial backlog. Our strong performance in the quarter was the perfect way to wrap-up 2021, a year in which we strengthened our portfolio, bolstered our management team, accelerated growth and expanded margins.”
“Looking ahead to 2022, we intend to build on the foundation we established in 2021,” continued Heard. “The demand drivers fueling our business are robust. While we expect the industry-wide supply chain challenges to remain intense through at least the first half of the year, we are focused on driving 8-12% revenue growth in 2022 and delivering on our longer-term target business model.”
Financial Outlook
Infinera's outlook for the quarter ending March 26, 2022 is as follows:
•Revenue is expected to be $360 million +/- $15 million.
•GAAP gross margin is expected to be 34.0% +/- 150 bps. Non-GAAP gross margin is expected to be 37.0% +/- 150 bps.
•GAAP operating expenses are expected to be $151 million +/- $2 million. Non-GAAP operating expenses are expected to be $132 million +/- $2 million.

•GAAP operating margin is expected to be (7.6)% +/- 200 bps. Non-GAAP operating margin is expected to be 0.5% +/- 200 bps.
Fourth Quarter 2021 Investor Slides Available Online
Investor slides reviewing Infinera's fourth quarter of 2021 financial results will be furnished to the Securities and Exchange Commission (SEC) on a Current Report on Form 8-K and published on Infinera's Investor Relations website at investors.infinera.com prior to the fourth quarter of 2021 earnings conference call. Analysts and investors are encouraged to review these slides prior to participating in the conference call webcast. A copy of this press release can be found at investors.infinera.com.
Conference Call Information
Infinera will host a conference call for analysts and investors to discuss its results for the fourth quarter of 2021 and its outlook for the first quarter of 2022 today at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time). Interested parties may register for the conference call at https://conferencingportals.com/event/PUIteabr. A live webcast of the conference call will also be accessible from the Events section of Infinera’s website at investors.infinera.com. Replay of the audio webcast will be available at investors.infinera.com approximately two hours after the end of the live call.

Contacts:
Media: Anna Vue Tel. +1 (916) 595-8157 avue@infinera.com	Investors: Amitabh Passi, Head of Investor Relations Tel. +1 (669) 295-1489 apassi@infinera.com
About Infinera
Infinera is a global supplier of innovative open optical networking solutions that enable carriers, cloud operators, governments, and enterprises to scale network bandwidth, accelerate service innovation, and automate network operations. Infinera solutions deliver industry-leading economics and performance in long-haul, submarine, data center interconnect, and metro transport applications. To learn more about Infinera, visit www.infinera.com, follow us on Twitter and LinkedIn, and subscribe for updates. Infinera and the Infinera logo are registered trademarks of Infinera Corporation.
Forward-Looking Statements
This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements generally relate to future events or Infinera's future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," "will," and "would" or the negative of these words or similar terms or expressions that concern Infinera's expectations, strategy, priorities, plans or intentions. Such forward-looking statements in this press release include, without limitation, Infinera’s future business plans, the demand drivers fueling Infinera's business, industry-wide supply chain challenges, Infinera's ability to drive revenue growth and deliver on its longer-term target business model for 2022, and Infinera's financial outlook for the first quarter of 2022. These forward-looking statements are based on estimates and information available to Infinera as of the date hereof and are not guarantees of future performance; actual results could differ materially from those stated or implied due to risks and uncertainties. The risks and uncertainties that could cause Infinera’s results to differ materially from those expressed or implied by such forward-looking statements include supply chain issues, including delays, shortages and increased costs, and Infinera's dependency on sole source, limited source or high-cost suppliers; delays in the development, introduction or acceptance of new products or updates to existing products; fluctuations in demand, sales cycles and prices for products and services, including discounts given in response to competitive pricing pressures, as well as the timing of purchases by Infinera's key customers; aggressive business tactics by Infinera’s competitors; the effect of the COVID-19 pandemic on Infinera’s business, results of operations, financial condition, stock price and personnel; Infinera's ability to identify, attract and retain qualified personnel; the effects of customer and supplier consolidation; Infinera’s ability to respond to rapid technological changes; Infinera’s future capital needs and its ability to generate the cash flow or otherwise secure the capital necessary to meet such capital needs; the effect of global and regional economic conditions on Infinera’s business, including effects on purchasing decisions by customers; risks and compliance obligations relating to Infinera's international operations as well as actions by the U.S. or foreign governments; the impacts of foreign currency fluctuations; Infinera's ability to service its debt obligations and pursue its strategic plan; Infinera’s ability to protect its intellectual property; claims by others that Infinera infringes on their intellectual property rights; events that are outside of Infinera's control, such as natural disasters, terrorist attacks or other catastrophic events that could harm Infinera's operations; and other risks and uncertainties detailed in Infinera’s SEC filings from time to time. More information on potential factors that may impact Infinera’s business are set forth in Infinera's periodic reports filed with the SEC, including its Annual Report on Form 10-K for the year ended on December 26, 2020 as filed with the SEC on March 3, 2021, and its Quarterly Report on Form 10-Q for the quarter ended September 25, 2021 as filed with the SEC on November 3, 2021,as well as subsequent reports filed with or furnished to the SEC from time to time. These reports are available on Infinera’s website at www.infinera.com and the SEC’s website at www.sec.gov. Infinera assumes no obligation to, and does not currently intend to, update any such forward-looking statements.
Use of Non-GAAP Financial Information
In addition to disclosing financial measures prepared in accordance with U.S. Generally Accepted Accounting Principles (GAAP), this press release and the accompanying tables contain certain non-GAAP financial measures that exclude acquisition-related deferred revenue adjustment, stock-based compensation expenses, amortization of acquired intangible assets, acquisition and integration costs, restructuring and other related costs, inventory related charges, COVID-19 related costs, amortization of debt discount on Infinera’s convertible senior notes, litigation charges, foreign exchange (gains) losses, net, and income tax effects. For a description of these non-GAAP financial measures and a reconciliation to the most directly comparable GAAP financial measures, please see the table titled “GAAP to Non-GAAP Reconciliations” and related footnotes.
Infinera has included forward-looking non-GAAP information in this press release, including an estimate of certain non-GAAP financial measures for the first quarter of 2022 that exclude stock-based compensation expense, amortization of acquired intangible assets, and restructuring and other related costs. Please see the section titled “GAAP to Non-GAAP Reconciliation of Financial Outlook” below for specific adjustments.
Infinera believes these adjustments are appropriate to enhance an overall understanding of its underlying financial performance and also its prospects for the future and are considered by management for the purpose of making operational decisions. In addition, these results are the primary indicators management uses as a basis for its planning and forecasting of future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for revenue, gross margin, operating expenses, operating margin, and net income (loss) prepared in accordance with GAAP. Non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles and are subject to limitations.

Infinera Corporation
Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 25, 2021	December 26, 2020	December 25, 2021	December 26, 2020
Revenue:
Product	$316,956	$267,226	$1,099,376	$1,045,551
Services	83,301	86,299	325,829	310,045
Total revenue	400,257	353,525	1,425,205	1,355,596
Cost of revenue:
Cost of product	206,577	178,153	732,071	751,465
Cost of services	45,580	44,724	174,008	160,118
Amortization of intangible assets	5,782	4,611	19,621	29,247
Acquisition and integration costs	—	—	—	1,828
Restructuring and other related costs	(148)	(106)	1,531	4,146
Total cost of revenue	257,791	227,382	927,231	946,804
Gross profit	142,466	126,143	497,974	408,792
Operating expenses:
Research and development	75,783	64,728	299,894	265,634
Sales and marketing	39,052	32,145	138,829	129,604
General and administrative	28,411	24,336	115,415	112,240
Amortization of intangible assets	4,307	4,745	17,455	18,581
Acquisition and integration costs	—	(265)	614	13,346
Restructuring and other related costs	5,055	7,230	13,246	24,586
Total operating expenses	152,608	132,919	585,453	563,991
Loss from operations	(10,142)	(6,776)	(87,479)	(155,199)
Other income (expense), net:
Interest income	365	33	455	118
Interest expense	(12,616)	(12,853)	(49,099)	(46,728)
Other gain (loss), net	(8,228)	10,777	(22,667)	1,121
Total other income (expense), net	(20,479)	(2,043)	(71,311)	(45,489)
Loss before income taxes	(30,621)	(8,819)	(158,790)	(200,688)
Provision for income taxes	2,447	1,105	11,988	6,035
Net loss	$(33,068)	$(9,924)	$(170,778)	$(206,723)
Net loss per common share:
Basic	$(0.16)	$(0.05)	$(0.82)	$(1.10)
Diluted	$(0.16)	$(0.05)	$(0.82)	$(1.10)
Weighted average shares used in computing net loss per common share:
Basic	210,908	195,655	207,377	188,216
Diluted	210,908	195,655	207,377	188,216

Infinera Corporation
GAAP to Non-GAAP Reconciliations
(In thousands, except percentages)
(Unaudited)

	Three Months Ended						Twelve Months Ended
	December 25, 2021		September 25, 2021		December 26, 2020		December 25, 2021		December 26, 2020
Reconciliation of Revenue:
GAAP as reported	$400,257		$355,814		$353,525		$1,425,205		$1,355,596
Acquisition-related deferred revenue adjustment(1)	979		978		892		3,913		4,089
Non-GAAP as adjusted	$401,236		$356,792		$354,417		$1,429,118		$1,359,685

Reconciliation of Gross Profit and Gross Margin:
GAAP as reported	$142,466	35.6%	$118,093	33.2%	$126,143	35.7%	$497,974	34.9%	$408,792	30.2%
Acquisition-related deferred revenue adjustment(1)	979		978		892		3,913		4,089
Stock-based compensation expense(2)	2,034		1,968		1,742		7,928		7,785
Amortization of acquired intangible assets(3)	5,782		4,609		4,611		19,621		29,247
Acquisition and integration costs(4)	—		—		—		—		1,828
Restructuring and other related costs(5)	(148)		1,434		(106)		1,531		4,146
Inventory related charges(6)	(2,041)		8,623		—		6,582		—
COVID-19 related costs(7)	—		—		—		—		3,641
Non-GAAP as adjusted	$149,072	37.2%	$135,705	38.0%	$133,282	37.6%	$537,549	37.6%	$459,528	33.8%

Reconciliation of Operating Expenses:
GAAP as reported	$152,608		$149,069		$132,919		$585,453		$563,991
Stock-based compensation expense(2)	11,233		11,664		11,177		43,884		41,676
Amortization of acquired intangible assets(3)	4,307		4,351		4,745		17,455		18,581
Acquisition and integration costs(4)	—		—		(265)		614		13,346
Restructuring and other related costs(5)	5,055		6,546		7,230		13,246		24,586
Litigation charges (9)	—		(594)		—		2,291		—
Non-GAAP as adjusted	$132,013		$127,102		$110,032		$507,963		$465,802

Reconciliation of Income/(Loss) from Operations and Operating Margin:
GAAP as reported	$(10,142)	(2.5)%	$(30,976)	(8.7)%	$(6,776)	(1.9)%	$(87,479)	(6.1)%	$(155,199)	(11.4)%
Acquisition-related deferred revenue adjustment(1)	979		978		892		3,913		4,089
Stock-based compensation expense(2)	13,267		13,632		12,919		51,812		49,461
Amortization of acquired intangible assets(3)	10,089		8,960		9,356		37,076		47,828
Acquisition and integration costs(4)	—		—		(265)		614		15,174
Restructuring and other related costs(5)	4,907		7,980		7,124		14,777		28,732
Inventory related charges(6)	(2,041)		8,623		—		6,582		—
COVID-19 related costs(7)	—		—		—		—		3,641
Litigation charges (9)	—		(594)		—		2,291		—
Non-GAAP as adjusted	$17,059	4.3%	$8,603	2.4%	$23,250	6.6%	$29,586	2.1%	$(6,274)	(0.5)%

	Three Months Ended			Twelve Months Ended
	December 25, 2021	September 25, 2021	December 26, 2020	December 25, 2021	December 26, 2020
Reconciliation of Net Income/(Loss):
GAAP as reported	$(33,068)	$(53,794)	$(9,924)	$(170,778)	$(206,723)
Acquisition-related deferred revenue adjustment(1)	979	978	892	3,913	4,089
Stock-based compensation expense(2)	13,267	13,632	12,919	51,812	49,461
Amortization of acquired intangible assets(3)	10,089	8,960	9,356	37,076	47,828
Acquisition and integration costs(4)	—	—	(265)	614	15,174
Restructuring and other related costs(5)	4,907	7,980	7,124	14,777	28,732
Inventory related charges(6)	(2,041)	8,623	—	6,582	—
COVID-19 related costs(7)	—	—	—	—	3,641
Amortization of debt discount on Infinera's convertible senior notes(8)	7,627	7,442	6,910	29,411	25,349
Litigation charges (9)	—	(594)	—	2,291	—
Foreign exchange (gains) losses, net(10)	4,622	4,213	(9,671)	17,159	(185)
Income tax effects(11)	(709)	(404)	(691)	(1,618)	(3,688)
Non-GAAP as adjusted	$5,673	$(2,964)	$16,650	$(8,761)	$(36,322)

Reconciliation of Adjusted EBITDA (12):
Non-GAAP Net Income (Loss)	$5,673	$(2,964)	$16,650	$(8,761)	$(36,322)
Non-GAAP Interest expense	4,989	5,180	5,943	19,688	21,379
Non-GAAP Income tax effects	3,156	5,859	1,796	13,606	9,723
Non-GAAP Depreciation and Amortization	13,261	11,965	16,521	46,507	52,312
Non-GAAP as adjusted	$27,079	$20,040	$40,910	$71,040	$47,092

Net Income/(Loss) per Common Share - Basic:
GAAP as reported	$(0.16)	$(0.26)	$(0.05)	$(0.82)	$(1.10)
Non-GAAP as adjusted	$0.03	$(0.01)	$0.13	$(0.04)	$(0.19)

Net Loss per Common Share - Diluted:
U.S. GAAP as reported	$(0.16)	$(0.26)	$(0.05)	$(0.82)	$(1.10)
Non-GAAP as adjusted	$0.03	$(0.01)	$0.08	$(0.04)	$(0.19)

Weighted Average Shares Used in Computing Net Income/(Loss) per Common Share:
Basic	210,908	209,183	195,655	207,377	188,216
Diluted(13)	218,009	209,183	203,259	207,377	188,216

(1)Business combination accounting principles require Infinera to write down to fair value its maintenance support contracts assumed in Infinera's acquisition of Coriant, which closed during the fourth quarter of 2018. The revenue for these support contracts is deferred and typically recognized over a period of time after the Coriant acquisition, so Infinera's GAAP revenue for a period of time after the acquisition will not reflect the full amount of revenue that would have been reported if the acquired deferred revenue was not written down to fair value. The non-GAAP adjustment eliminates the effect of the deferred revenue write-down. Management believes these adjustments to revenue from support contracts assumed in the Coriant acquisition are useful to investors as an additional means to reflect revenue trends in Infinera's business.

(2)Stock-based compensation expense is calculated in accordance with the fair value recognition provisions of Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation – Stock Compensation effective January 1, 2006. The following table summarizes the effects of stock-based compensation related to employees and non-employees (in thousands):

	Three Months Ended			Twelve Months Ended
	December 25, 2021	September 25, 2021	December 26, 2020	December 25, 2021	December 26, 2020
Cost of revenue	$2,034	$1,968	$1,742	$7,928	$7,785
Total cost of revenue	2,034	1,968	1,742	7,928	7,785
Research and development	4,472	4,714	4,501	18,554	16,863
Sales and marketing	3,276	3,059	2,771	12,345	10,907
General and administration	3,485	3,891	3,905	12,985	13,906
Total operating expenses	11,233	11,664	11,177	43,884	41,676
Total stock-based compensation expense	$13,267	$13,632	$12,919	$51,812	$49,461
(3)Amortization of acquired intangible assets consists of developed technology, trade names, customer relationships and backlog acquired in connection with the Coriant acquisition. Amortization of acquired intangible assets also consists of amortization of developed technology, trade names and customer relationships acquired in connection with Infinera’s acquisition of Transmode AB, which closed in 2015. GAAP accounting requires that acquired intangible assets are recorded at fair value and amortized over their useful lives. As this amortization is non-cash, Infinera has excluded it from its non-GAAP gross profit, operating expenses and net income measures. Management believes the amortization of acquired intangible assets is not indicative of ongoing operating performance and its exclusion provides a better indication of Infinera's underlying business performance.
(4)Acquisition and integration costs consist of legal, financial, IT, manufacturing-related costs, employee-related costs and professional fees incurred in connection with the Coriant acquisition. These amounts have been adjusted in arriving at Infinera's non-GAAP results because management believes that these expenses are non-recurring, not indicative of ongoing operating performance and their exclusion provides a better indication of Infinera's underlying business performance.
(5)Restructuring and other related costs are primarily associated with Infinera's plan to restructure certain international research and development operations, the reduction of operating costs, the closure of Infinera's Berlin, Germany site, the reduction of headcount at Infinera's Munich, Germany site and other international sites, and Coriant's historical restructuring plan associated with its early retirement plan. In addition, this includes certain contractual liabilities and accelerated amortization on operating lease right-of-use assets due to the cessation of use of certain facilities. Management has excluded the impact of these charges in arriving at Infinera's non-GAAP results as they are non-recurring in nature and its exclusion provides a better indication of Infinera's underlying business performance.
(6)Inventory related charges were incurred as a result of the exit from certain product lines in connection with restructuring initiatives. Management has excluded the impact of these charges in arriving at Infinera's non-GAAP results as they are non-recurring in nature and its exclusion provides a better indication of Infinera's underlying business performance.
(7)COVID-19 related costs consist of higher replacement costs associated with certain warranty parts customers were unable to return for repair due to logistics issues and mobility issues related to COVID-19 public health mandates and restrictions. In addition, Infinera needed to source certain key components from an alternate supplier at substantially higher cost in order to fulfill delivery commitments in the normal course of business. Management has excluded these expenses from non-GAAP financial measures because they were caused by atypical circumstances during the COVID-19 pandemic, as their exclusion provides a better indication of Infinera's underlying business performance.
(8)Under GAAP, certain convertible debt instruments that may be settled in cash on conversion are required to be separately accounted for as liability (debt) and equity (conversion option) components of the instrument in a manner that reflects the issuer's non-convertible debt borrowing rate. Accordingly, for GAAP purposes, Infinera is required to amortize as debt discount an amount equal to the fair value of the conversion option that was recorded in equity as interest expense on the $402.5 million in aggregate principal amount of its 2.125% convertible debt issuance in September 2018 due September 2024 and $200 million in aggregate principal amount of 2.50% convertible debt issued in March 9, 2020 due March 2027. Interest expense has been excluded from Infinera's non-GAAP results because management believes that this non-cash expense is not indicative of ongoing operating performance and its exclusion provides a better indication of Infinera's underlying business performance.

(9)Litigation charges are associated with the settlement of litigation matters. Management has excluded the impact of these charges in arriving at Infinera's non-GAAP results because they are non-recurring, and management believes that this expense is not indicative of ongoing operating performance.
(10)Foreign exchange (gains) and losses have been excluded from Infinera's non-GAAP results because management believes that this expense is not indicative of ongoing operating performance and its exclusion provides a better indication of Infinera's underlying business performance. Exclusion of foreign exchange (gains) and losses from non-GAAP results commenced in the first quarter of 2021 and prior periods have been adjusted for comparability.
(11)The difference between the GAAP and non-GAAP tax provision is due to the net tax effects of the purchase accounting adjustments, acquisition-related costs and amortization of acquired intangible assets. Management believes the exclusion of these tax effects provides a better indication of Infinera's underlying business performance.
(12)Adjusted EBITDA is a non-GAAP supplemental measure of operating performance that does not represent and should not be considered an alternative to operating loss or cash flow from operations, as determined by GAAP. Infinera's adjusted EBITDA is calculated by excluding the above non-GAAP adjustments, interest expenses, income tax effects and depreciation and amortization expenses. Management believes that adjusted EBITDA is an important financial measure for use in evaluating the Company's financial performance, as it measures the ability of our business operations to generate cash.
(13)The non-GAAP diluted shares include the potentially dilutive securities from Infinera's stock-based benefit plans and convertible senior notes excluded from the computation of dilutive net loss per share attributable to common stockholders on a GAAP basis because the effect would have been anti-dilutive. These potentially dilutive securities are added for the computation of diluted net income per share on a non-GAAP basis in periods when Infinera has net income on a non-GAAP basis as its inclusion provides a better indication of Infinera's underlying business performance.

Infinera Corporation
GAAP to Non-GAAP Reconciliations
(In thousands)
(Unaudited)

Free Cash Flow
We define free cash flow as net cash provided by (used in) operating activities in the period minus the purchase of property and equipment, net made in the period.
Free cash flow is considered a non-GAAP financial measure under the SEC’s rules. Management believes that free cash flow is an important financial measure for use in evaluating the Company’s financial performance, as it measures our ability to generate additional cash from our business operations. Free cash flow should be considered in addition to, rather than as a substitute for, net loss as a measure of our performance or net cash provided by (used in) operating activities as a measure of our liquidity. Additionally, our definition of free cash flow is limited and does not represent residual cash flows available for discretionary expenditures due to the fact that the measure does not deduct the payments required for debt service and other obligations. Therefore, we believe it is important to view free cash flow as supplemental to our entire statement of cash flows.

	Three Months Ended			Twelve Months Ended
	December 25, 2021	September 25, 2021	December 26, 2020	December 25, 2021	December 26, 2020
Net cash provided by (used in) operating activities	$1,369	$(13,175)	$52,216	$28,128	$(112,300)
Purchase of property and equipment, net	(9,065)	(6,525)	(11,861)	(41,379)	(39,009)
Free cash flow	$(7,696)	$(19,700)	$40,355	$(13,251)	$(151,309)

Infinera Corporation
Consolidated Balance Sheets
(In thousands, except par values)
(Unaudited)

	December 25, 2021	December 26, 2020
ASSETS
Current assets:
Cash	$190,611	$298,014
Short-term restricted cash	2,840	3,293
Accounts receivable, net	358,954	319,428
Inventory	291,367	269,307
Prepaid expenses and other current assets	147,989	171,831
Total current assets	991,761	1,061,873
Property, plant and equipment, net	160,218	153,133
Operating lease right-of-use assets	45,338	68,851
Intangible assets	86,574	124,882
Goodwill	255,788	273,426
Long-term restricted cash	9,070	14,076
Other long-term assets	38,475	36,256
Total assets	$1,587,224	$1,732,497
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$216,404	$175,762
Accrued expenses and other current liabilities	147,029	150,550
Accrued compensation and related benefits	88,021	52,976
Short-term debt, net	533	101,983
Accrued warranty	23,204	19,369
Deferred revenue	137,297	133,246
Total current liabilities	612,488	633,886
Long-term debt, net	476,789	445,996
Long-term accrued warranty	21,106	21,339
Long-term deferred revenue	31,612	29,810
Long-term deferred tax liability	2,364	4,164
Long-term operating lease liabilities	54,326	76,126
Other long-term liabilities	64,768	94,892
Stockholders’ equity:
Preferred stock, $0.001 par value Authorized shares – 25,000 and no shares issued and outstanding	—	—
Common stock, $0.001 par value Authorized shares – 500,000 in 2021 and 2020 Issued and outstanding shares – 211,381 in 2021 and 201,397 in 2020	211	201
Additional paid-in capital	2,026,098	1,965,245
Accumulated other comprehensive loss	(4,496)	(11,898)
Accumulated deficit	(1,698,042)	(1,527,264)
Total stockholders' equity	323,771	426,284
Total liabilities and stockholders’ equity	$1,587,224	$1,732,497

Infinera Corporation
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Twelve Months Ended
	December 25, 2021	December 26, 2020
Cash Flows from Operating Activities:
Net loss	$(170,778)	$(206,723)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	83,583	100,140
Non-cash restructuring charges and other related costs	6,805	5,471
Amortization of debt discount and issuance costs	32,455	28,115
Operating lease expense	14,993	18,556
Stock-based compensation expense	51,812	49,461
Other, net	4,147	4,438
Changes in assets and liabilities:
Accounts receivable	(45,783)	32,150
Inventory	(28,022)	71,424
Prepaid expenses and other current assets	(424)	(36,127)
Accounts payable	32,304	(93,411)
Accrued expenses and other current liabilities	39,283	(107,704)
Deferred revenue	7,753	21,910
Net cash provided by (used in) operating activities	28,128	(112,300)
Cash Flows from Investing Activities:
Purchase of property and equipment, net	(41,379)	(39,009)
Net cash used in investing activities	(41,379)	(39,009)
Cash Flows from Financing Activities:
Proceeds from issuance of common stock from at-the-market equity offering, net of issuance costs of $3,380	—	92,916
Proceeds from issuance of 2027 Notes	—	194,500
Proceeds from revolving line of credit	—	55,000
Repayment of third-party manufacturing funding	(24,610)	(5,346)
Repayment of revolving line of credit	(77,000)	(8,000)
Repayment of mortgage payable	(350)	(233)
Payment of debt issuance cost	—	(2,455)
Principal payments on financing lease obligations	(1,631)	(1,587)
Payment of term license obligation	(7,272)	(5,692)
Proceeds from issuance of common stock	16,497	17,072
Tax withholding paid on behalf of employees for net share settlement	(7,178)	(2,013)
Net cash (used in) provided by financing activities	(101,544)	334,162
Effect of exchange rate changes on cash and restricted cash	1,933	(267)
Net change in cash and restricted cash	(112,862)	182,586
Cash and restricted cash at beginning of period	315,383	132,797
Cash and restricted cash at end of period(1)	$202,521	$315,383

Infinera Corporation
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Twelve Months Ended
	December 25, 2021	December 26, 2020
Supplemental disclosures of cash flow information:
Cash paid for income taxes	$18,703	$5,039
Cash paid for interest	$18,261	$15,638
Supplemental schedule of non-cash investing and financing activities:
Property and equipment included in accounts payable and accrued liabilities	$9,011	$—
Transfer of inventory to fixed assets	$2,279	$1,083
Unpaid term licenses (included in accounts payable, accrued liabilities and other long-term liabilities)	$9,339	$12,478

(1)     Reconciliation of cash and restricted cash to the consolidated balance sheets:

	December 25, 2021	December 26, 2020

Cash	$190,611	$298,014
Short-term restricted cash	2,840	3,293
Long-term restricted cash	9,070	14,076
Total cash and restricted cash	$202,521	$315,383

Infinera Corporation
Supplemental Financial Information
(Unaudited)

	Q1'20	Q2'20	Q3'20	Q4'20	Q1'21	Q2'21	Q3'21	Q4'21
GAAP Revenue ($ Mil)	$330.3	$331.6	$340.2	$353.5	$330.9	$338.2	$355.8	$400.3
GAAP Gross Margin %	23.3%	29.4%	31.8%	35.7%	35.4%	35.6%	33.2%	35.6%
Non-GAAP Gross Margin %(1)	28.3%	33.8%	35.2%	37.6%	37.6%	37.7%	38.0%	37.2%
GAAP Revenue Composition:
Domestic %	52%	50%	49%	36%	48%	52%	46%	42%
International %	48%	50%	51%	64%	52%	48%	54%	58%
Customers >10% of Revenue	1	1	1	—	1	—	—	—
Cash Related Information:
Cash from Operations ($ Mil)	($91.5)	($36.6)	($36.4)	$52.2	$18.6	$21.3	($13.2)	$1.4
Capital Expenditures ($ Mil)	$8.5	$10.5	$8.1	$11.9	$11.7	$14.1	$6.5	$9.1
Depreciation & Amortization ($ Mil)	$25.4	$25.9	$22.9	$25.9	$20.5	$18.8	$20.9	$23.4
DSOs	75	79	78	82	76	76	70	82
Inventory Metrics:
Raw Materials ($ Mil)	$50.0	$43.4	$39.3	$34.7	$31.8	$33.3	$37.4	$39.4
Work in Process ($ Mil)	$52.0	$50.9	$51.6	$55.8	$55.5	$55.1	$54.4	$53.9
Finished Goods ($ Mil)	$217.7	$193.9	$185.0	$178.8	$175.5	$185.6	$197.8	$198.1
Total Inventory ($ Mil)	$319.7	$288.2	$275.9	$269.3	$262.8	$274.0	$289.6	$291.4
Inventory Turns(2)	3.0	3.1	3.2	3.3	3.1	3.1	3.1	3.5
Worldwide Headcount	3,302	3,209	3,074	3,050	3,041	3,108	3,205	3,225
Weighted Average Shares Outstanding (in thousands):
Basic	182,024	185,596	189,589	195,655	202,638	206,780	209,183	210,908
Diluted	189,246	190,127	195,868	203,259	217,970	219,459	219,262	218,009
(1)Non-GAAP adjustments include acquisition-related deferred revenue and inventory adjustments, stock-based compensation expenses, amortization of acquired intangible assets, acquisition and integration costs, restructuring and other related costs, inventory related charges, and COVID-19 related costs. For a description of this non-GAAP financial measure, please see the section titled, “GAAP to Non-GAAP Reconciliations” of this press release for a reconciliation to the most directly comparable GAAP financial measures.
(2)Infinera calculates non-GAAP inventory turns as annualized non-GAAP cost of revenue before adjustments for restructuring and other related costs, inventory related charges, COVID-19 related costs, non-cash stock-based compensation expense, and certain purchase accounting adjustments, divided by the average inventory for the quarter.

Infinera Corporation
GAAP to Non-GAAP Reconciliation of Financial Outlook
(In millions, except percentages)
(Unaudited)

The following amounts represent the midpoint of the expected range:

Q1'22
Outlook
Reconciliation of Gross Margin:
GAAP	34.0%
Stock-based compensation expense	1.1%
Amortization of acquired intangible assets	1.7%
Restructuring and other related costs	0.2%
Non-GAAP	37.0%

Reconciliation of Operating Expenses:
GAAP	$151.0
Stock-based compensation expense	(11.6)
Amortization of acquired intangible assets	(3.9)
Restructuring and other related costs	(3.5)
Non-GAAP	$132.0

Reconciliation of Operating Margin:
GAAP	(7.6)%
Stock-based compensation expense	4.3%
Amortization of acquired intangible assets	2.8%
Restructuring and other related costs	1.0%
Non-GAAP	0.5%